Employee Proprietary Rights Agreement

This Employee Proprietary Rights Agreement ("**Agreement**") is entered into by and between Natural Gas Services Group, Inc., a Colorado corporation, (the "**Employer**") and Justin C. Jacobs (the "**Employee**"), (the Employer and the Employee are collectively referred to as the "**Parties**"), as of January 29, 2024 (the "**Effective Date**").

In consideration of the Employee's employment by the Employer, which the Employee acknowledges to be good and valuable consideration for the Employee's obligations hereunder, the Employer and the Employee hereby agree as follows:

1. Proprietary Rights.

(a) *Work Product*. The Employee acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas, and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Employee individually or jointly with others during the period of the Employee's employment by the Employer and relating in any way to the business or contemplated business, research, or development of the Employer (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical, and electronic copies, all improvements, rights, and claims related to the foregoing, and other tangible embodiments thereof (collectively, "**Work Product**"), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents, and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions, and renewals thereof (collectively, "**Intellectual Property Rights**"), shall be the sole and exclusive property of the Employer.

For purposes of this Agreement, Work Product includes, but is not limited to, Employer information, including plans, publications, research, strategies, techniques, agreements, documents, know-how, computer applications, databases, manuals, reports, graphics, drawings, market studies, product plans and designs, models, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes and results, specifications, customer information and lists, manufacturing and assemblage, marketing information, and sales information.

(b) *Work Made for Hire; Assignment*. The Employee acknowledges that, by reason of being employed by the Employer at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by the Employer. To the extent that the foregoing does not apply, the Employee hereby irrevocably assigns to the Employer, for no additional consideration, the Employee's entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past,

present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Employer's rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Employer would have had in the absence of this Agreement.

(c) *Further Assurances; Power of Attorney*. During and after the Employee's employment, the Employee agrees to reasonably cooperate with the Employer at the Employer's expense to (i) apply for, obtain, perfect, and transfer to the Employer the Work Product and Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (ii) maintain, protect, and enforce the same, including, without limitation, executing and delivering to the Employer any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Employer. The Employee hereby irrevocably grants the Employer power of attorney to execute and deliver any such documents on the Employee's behalf in the Employee's name and to do all other lawfully permitted acts to transfer the Work Product to the Employer and further the transfer, issuance, prosecution, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Employee does not promptly cooperate with the Employer's request (without limiting the rights the Employer shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be impacted by the Employee's subsequent incapacity.

(d) *Moral Rights*. To the extent any copyrights are assigned under this Agreement, the Employee hereby irrevocably waives, to the extent permitted by applicable law, any and all claims the Employee may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as "moral rights" with respect to all Work Product and all Intellectual Property Rights therein.

(e) *No License*. The Employee understands that this Agreement does not, and shall not be construed to, grant the Employee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to the Employee by the Employer.

2. Security.

(a) *Security and Access*. The Employee agrees and covenants (i) to comply with all Employer security policies and procedures as in force from time to time including without limitation those regarding computer equipment, telephone systems, voicemail systems, facilities access, key cards, access codes, Employer intranet, internet, social media and instant messaging systems, computer and email systems and networks, document storage systems, software and data security, firewalls, passwords and any and all other Employer facilities, IT resources, and communication technologies ("**Facilities and Information Technology and Access Resources**"); (ii) not to access or use any Facilities and Information Technology and Access Resources except as authorized by the

Employer; and (iii) not to access or use any Facilities and Information Technology and Access Resources in any manner after the termination of the Employee's employment by the Employer, whether termination is voluntary or involuntary. The Employee agrees to notify the Employer promptly in the event the Employee learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction or reverse engineering of, or tampering with any Facilities and Information Technology and Access Resources or other Employer property or materials by others.

(b) *Exit Obligations*. Upon (i) voluntary or involuntary termination of the Employee's employment or (ii) the Employer's request at any time during the Employee's employment, the Employee shall (A) provide or return to the Employer any and all Employer property, documents and materials belonging to the Employer and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of the Employee, whether they were provided to the Employee by the Employer or any of its business associates or created by the Employee in connection with the Employee's employment by the Employer; and (B) delete or destroy all copies of any such documents and materials not returned to the Employer that remain in the Employee's possession or control, including those stored on any non-Employer devices, networks, storage locations, and media in the Employee's possession or control.

3. Publicity. Employee hereby consents to any and all uses and displays, by the Employer and its agents, of the Employee's name, voice, likeness, image, appearance, and biographical information in, on, or in connection with any pictures, photographs, audio, and video recordings, digital images, websites, television programs, and advertising, other advertising, sales, and marketing brochures, books, magazines, other publications, CDs, DVDs, tapes, and all other printed and electronic forms and media throughout the world, at any time during or after the period of the Employee's employment by the Employer, for all legitimate business purposes of the Employer ("**Permitted Uses**"). Employee hereby forever releases the Employer and its directors, officers, employees, and agents from any and all claims, actions, damages, losses, costs, expenses, and liability of any kind, arising under any legal or equitable theory whatsoever at any time during or after the period of the Employee's employment by the Employer, in connection with any Permitted Use.

4. Acknowledgment. The Employee acknowledges and agrees that the services to be rendered by the Employee to the Employer are of a special and unique character; that the Employee will obtain knowledge and skill relevant to the Employer's industry, methods of doing business, and marketing strategies by virtue of the Employee's employment; and that the terms and conditions of this Agreement are reasonable under these circumstances. The Employee further acknowledges that the amount of the Employee's compensation reflects, in part, the Employee's obligations and the Employer's rights under this Agreement; that the Employee has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced herein in connection herewith; that the Employee will not be subject to undue hardship by reason of the Employee's full compliance with the terms and conditions of this Agreement or the Employer's enforcement thereof; and that this Agreement is not a contract of employment and shall not be construed as a commitment by either of the Parties to continue an employment relationship for any certain period of time. **Nothing in this Agreement shall be**

construed to in any way terminate, supersede, undermine, or otherwise modify the Employment Agreement entered into by the Employer and Employee as of the same date hereof.

5. Remedies. The Employee acknowledges that the Employer's Confidential Information and the Employer's ability to reserve it for the exclusive knowledge and use of the Employer is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee will cause irreparable harm to the Employer, for which remedies at law will not be adequate. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Employer shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

6. Successors and Assigns.

(a) *Assignment by the Employer*. The Employer may assign this Agreement to any subsidiary or corporate affiliate or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Employer. This Agreement shall inure to the benefit of the Employer and permitted successors and assigns.

(b) *No Assignment by the Employee*. The Employee may not assign this Agreement or any part hereof. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

7. Arbitration/Prevailing Party Recovery of Attorney's Fees. Any dispute, controversy, or claim arising out of or related to the Employee's employment by the Company, or termination of employment, including but not limited to claims arising under or related to this Agreement or any breach of this Agreement, and any alleged violation of federal, state, or local statute, regulation, common law, or public policy, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by the American Arbitration Association and shall be conducted in the county of the Company's principal executive office consistent with the rules of the American Arbitration Association in effect at the time the arbitration is commenced. Any arbitral award determination shall be final and binding upon the parties. The Parties agree that the prevailing party of the Arbitration shall recover its or his attorney's fee.

8. Governing Law; Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Texas without regard to conflicts of law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in a state or federal court in the county of the Company's principal executive office. The Parties

hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

9. Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employee and the Employer pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. For purposes of clarity, this Agreement shall not modify or affect the Employment Agreement or Employee Non-Compete Agreement executed between the Parties as of the same date hereof and such agreements shall remain in full force and effect.

10. Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by both Parties. No waiver by either Party of any breach of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any other provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege under this Agreement operate as a waiver to preclude any other or further exercise of any right, power, or privilege.

11. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, by adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law. The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

12. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart's signature page of this Agreement, by facsimile, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

NATURAL GAS SERVICES GROUP, INC.

By: ______________________________
Name: Stephen C. Taylor
Interim Chief Executive Officer

EMPLOYEE

____
Justin C. Jacobs